UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code	(203) 853-0700

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On August 14, 2013, Bolt Technology Corporation (the “Company”) issued a press release announcing the Company’s results of operations for the fourth quarter and the fiscal year ended June 30, 2013. A copy of this press release is furnished with this report as Exhibit 99.1 and shall be deemed provided under this Item 2.02 of Form 8-K.

The information in this Item 2.02, including the portion of the exhibit attached hereto relating to the Company’s results of operations for the fourth quarter and the fiscal year ended June 30, 2013, is being furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, it shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Discretionary Cash Bonus Awards and Awards of Restricted Stock

On August 14, 2013, the Executive Compensation Committee of the Board of Directors of the Company approved discretionary cash bonus awards and awards of restricted stock under the Bolt Technology Corporation 2012 Stock Incentive Plan (the “Plan”) in respect of the fiscal year ended June 30, 2013, to the named executive officers identified in the Company’s proxy statement dated October 24, 2012, with the exception of Mr. Mayerick who retired from his position as Senior Vice President – Marketing on June 30, 2012 (the “Named Executive Officers”). The discretionary cash bonus awards and restricted stock grants to the Named Executive Officers were as follows: Mr. Raymond M. Soto, Chief Executive Officer, was awarded a discretionary cash bonus of $250,000 and 12,500 shares of restricted stock; Mr. Michael C. Hedger, President and Chief Operating Officer, was awarded a discretionary cash bonus of $250,000 and 12,500 shares of restricted stock; Mr. Joseph Espeso, Senior Vice President – Finance and Chief Financial Officer, was awarded a discretionary cash bonus of $75,000; and Mr. William C. Andrews, Senior Vice President—Administration and Compliance, was awarded a discretionary cash bonus of $60,000 and 3,000 shares of restricted stock. The shares of restricted stock are subject to a risk of forfeiture that is scheduled to lapse, subject to the provisions of the Plan and the applicable award agreement, in five equal annual installments commencing on August 14, 2014, and ending on August 14, 2018. If Mr. Soto’s employment terminates before August 14, 2018 due to his retirement, death or disability, the risk of forfeiture with respect to any such restricted stock held by Mr. Soto will lapse on the date of his retirement, or the date his employment terminates as a result of his death or disability. If Mr. Hedger’s employment terminates before August 14, 2018 due to his death or disability, the risk of forfeiture with respect to any such restricted stock held by Mr. Hedger will lapse on the date his employment terminates as a result of his death or disability.

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Section 8 —Other Events

Item8.01.	Other Events.

On August 14, 2013, the Company issued a press release announcing that the Board of Directors of the Company approved a quarterly dividend of $0.09 per common share to be paid on October 3, 2013 to stockholders of record on September 5, 2013. Future quarterly dividends will be subject to Board approval. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item9.01.	Financial Statements and Exhibits.

(d)        Exhibits. The portion of the following exhibit relating to the Company’s results of operations for the fourth quarter and the fiscal year ended June 30, 2013 is furnished pursuant to Item 2.02.

Exhibit No.	Description

99.1	Press Release issued August 14, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board and
Chief Executive Officer)

Dated: August 15, 2013

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued August 14, 2013.

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